UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
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                                 CURRENT REPORT
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     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  JULY 9, 2007
                                  ------------
                Date of Report (Date of earliest event reported)


                                DERMISONICS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)


               Nevada                   000-32903               98-0233859
               ------                   ---------               ----------
   (State or other jurisdiction        (Commission             IRS Employer
        of incorporation)              File Number)         Identification No.)


         2 PARK PLAZA, SUITE 450, IRVINE, CALIFORNIA          92614
         -------------------------------------------          -----
          (Address of principal executive offices)          (Zip Code)


                                  (949)733-1101
                                  -------------
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION  3  -  SECURITIES  AND  TRADING  MARKETS

ITEM  3.02     UNREGISTERED  SALES  OF  EQUITY  SECURITIES

On July 9, 2007, the Board of Directors of Dermisonics, Inc. (the "Company") approved the issuance of an aggregate of 13,011,569 shares (the "Shares") of the Company's common stock at a deemed issuance price of $0.07 per share to two of its creditors (the "Shareholders") in order to settle an aggregate of $910,810 of the Company's indebtedness. On the same date, the Board of Directors of the Company approved the entering into by the Company of a $0.07 Share for Debt Private Placement Agreement (the "Private Placement Agreement") with each of the Shareholders regarding such Share issuance. The Company determined that the issuance of the Shares to the Shareholders is excluded from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder, based on representations and warranties made by each of the Shareholders in its respective Private Placement Agreement.


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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DERMISONICS,  INC.

DATE:  JULY 19, 2007.

                                         /s/ Bruce H. Haglund
                                         -----------------------------------
                                         BRUCE  H.  HAGLUND
                                         Chairman


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